UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2025

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (952) 888-8801
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to The Toro Company (“TTC”) Current Report on Form 8-K (this “Form 8-K/A”) is being filed with the Securities and Exchange Commission (the “Commission”) to amend and supersede the Current Report on Form 8-K filed by TTC on December 9, 2025 (the “Prior Form 8-K”) relating to the announcement of the completion of TTC’s acquisition (the “Acquisition”) of all of the issued and outstanding securities of Tornado Infrastructure Equipment Ltd. (TSX-V: TGH), a corporation existing under the laws of the Province of Alberta (“Tornado”). Subsequent to the filing of the Prior Form 8-K, TTC concluded that the Acquisition was not a significant acquisition requiring disclosure under Item 2.01 of Form 8-K and, therefore, is filing this Form 8-K/A for the purpose of correcting the Item number under which the completion of the Acquisition is disclosed from Item 2.01 to Item 8.01 and making corresponding changes to Item 9.01.

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, TTC announced the completion of the Acquisition described below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

Completion of Acquisition

On December 8, 2025, TTC completed its previously announced Acquisition. Based in Calgary, Alberta, Tornado is a publicly held manufacturer of vacuum trucks and industrial equipment solutions for the underground construction, power transmission and energy markets.

Pursuant to the terms of the Arrangement Agreement, dated October 6, 2025, Tornado Acquisition Company ULC, an unlimited liability corporation incorporated under the laws of Alberta (“Purchaser”), all common shares of Tornado were transferred to the Purchaser (free and clear of all liens), and Tornado became a wholly-owned subsidiary of the Purchaser. TTC purchased all outstanding shares of Tornado for CAD $1.92 per share for a total fully diluted equity value of $279 million (CAD), which was financed with cash on hand, borrowings from TTC’s unsecured senior revolving credit facility, and additional financial arrangements.

The Arrangement Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K that was filed by TTC with the Securities and Exchange Commission (the “SEC”) on October 8, 2025, and is incorporated herein by reference, and the foregoing description of the Arrangement Agreement are intended to provide information regarding the terms of the Arrangement Agreement and are not intended to modify or supplement any factual disclosures about TTC in its reports filed with the SEC. In particular, the Arrangement Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to TTC, Tornado or the Purchaser. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather for purposes of allocating risk between each party. As is customary, the assertions embodied in the representations and warranties are qualified by schedules and other disclosures made by each party. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of TTC are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of TTC, Tornado or the Purchaser.

Authorization of New Stock Repurchase Program

On December 9, 2025, TTC announced that its Board of Directors authorized a new stock repurchase program of up to an additional 6,000,000 shares of TTC’s common stock in open-market or in privately negotiated transactions. This new authorized stock repurchase program has no expiration date and may be suspended, resumed or terminated by TTC’s Board of Directors at any time. TTC now has a total share repurchase authorization of 10,391,790 shares of TTC’s common stock as of December 9, 2025.

A copy of the press release announcing the new stock repurchase program is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 8, 2025 issued by The Toro Company (filed as Exhibit 99.1 to The Toro Company’s Current Report on Form 8-K filed on December 9, 2025, (Commission File No. 1-8649).
99.2	Press Release dated December 9, 2025 issued by The Toro Company (filed as Exhibit 99.2 to The Toro Company’s Current Report on Form 8-K filed on December 9, 2025, Commission File No. 1-8649).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: February 17, 2026	/s/ Joanna M. Totsky
Joanna M. Totsky
Vice President, General Counsel and Corporate Secretary